Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-145640) on Form S-8 of Communicate.com Inc. of our report dated March 18, 2008  relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-KSB of Communicate.com Inc. for the year ended December 31, 2007.

   ENRST & YOUNG LLP

Chartered Accountants

Vancouver, Canada
March 28, 2008